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                                     EXHIBIT 23.2

                            INDEPENDENT AUDITOR'S CONSENT

     We hereby consent to the incorporation by reference in the Form S-8 Registration Statement of TAVA Technologies, Inc. (File No. 333-_____) of our report dated October 4, 1996, accompanying the consolidated financial statements of Topro, Inc. for the fiscal year ended June 30, 1996, also incorporated by reference in the Registration Statement.

HEIN + ASSOCIATES LLP


/s/ Hein + Associates LLP

Denver, Colorado
February 13, 1998